EXHIBIT 23.2







                       Independent Auditors' Consent

The Board of Directors
Rare Medium Group, Inc.:

We consent to the use of our report incorporated by reference in this registration statement and to the reference to our firm under the heading "Experts" in the prospectus.

                                                               /s/ KMPG LLP


New York, New York
April 11, 2002